Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”), dated as of January 31, 2005, is entered into by and among Oglebay Norton Company, an Ohio corporation (the “Company”) and the holders of Subordinated Notes (as defined herein) signatories hereto (each, a “Noteholder” and, collectively, the “Noteholders”) and certain third party accredited investors signatory hereto (the “Third Party Investors” and, together with the Noteholders, the “Subscribers”).

PRELIMINARY STATEMENTS

A. The Company and the Subscribers are parties to that certain Commitment Agreement, dated as of February 23, 2004 (as heretofore amended, the “Commitment Agreement”), pursuant to which, among other things, the Subscribers agreed to purchase up to $85 million of Preferred Shares (as defined in the Commitment Agreement) of the Company, the proceeds of which are to be used to fund the redemption of the Company’s outstanding Senior Secured Notes due 2008 (the “Senior Notes”) subsequent to the reinstatement of the Senior Notes pursuant to the Second Amended Joint Plan of Reorganization of the Company and its subsidiaries dated July 30, 2004 (the “Amended Plan”) in connection with the Chapter 11 Case of the Company and its subsidiaries.

B. As contemplated by the Commitment Agreement, the Company filed a registration statement on Form S-1 (the “Primary Registration Statement”) relating to the offering of Preferred Shares to holders of Subordinated Notes (the “Offering”). The Company amended the Primary Registration Statement in order to limit the Offering to holders of Subordinated Notes other than the Noteholders in an amount equal to their pro rata portion of $53,711,200 of Preferred Shares. The Primary Registration Statement was declared effective by the Securities and Exchange Commission (the “SEC”) on December 27, 2004 and pursuant to the Offering, which expired on January 25, 2005, holders of Subordinated Notes have subscribed for an aggregate of $51,392,000 of Preferred Shares. Accordingly, pursuant to, and subject to the terms and conditions of the Commitment Agreement, the Subscribers have agreed to purchase in the aggregate of $33,608,000 of Preferred Shares consisting of (i) $26,288,800 of Preferred Shares representing the Noteholders’ Basic Commitment Amount (as defined in the Commitment Agreement), (ii) $2,319,200 of Preferred Shares pursuant to the Subscribers’ Standby Commitment (as defined in the Commitment Agreement) and (iii) $5 million of additional Preferred Shares.

C. Pursuant to the Commitment Agreement, the obligations of the Subscribers to purchase the Preferred Shares is conditional upon, among other things, the Company having executed and delivered to the Subscribers this Registration Rights Agreement to provide the Subscribers certain rights as set forth herein.

D. Defined terms used but not otherwise defined herein shall have the meanings ascribed to them in the Commitment Agreement or in the Amended Plan.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION	1. Registration of Resale of the Preferred Shares; Compliance with the Securities Act.

1.1 Registration Procedures and Expenses. The Company shall:

(a) use its reasonable best efforts to cause the Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company with the SEC pursuant to the Securities Act of 1933, as amended (the “Securities Act”) on January 27, 2005 with respect to the resale of the Preferred Shares (including the shares of Common Stock issuable upon conversion thereof, collectively together with the Preferred Shares, the “Shares”) by the Subscribers from time to time in accordance with the methods of distribution set forth in the Registration Statement to be declared effective by the SEC as soon as practicable;

(b) prepare and file with the SEC such amendments to the Registration Statement and such supplements to the prospectus used in connection therewith as may be necessary in the opinion of the Company to keep the Registration Statement effective until the earlier of (i) twenty-four months after the effective date of the Registration Statement, (ii) such shorter period that will terminate when all the Shares covered by the Registration Statement have been sold pursuant thereto and (iii) the date on which the Shares may be resold by the Subscribers without registration by reason of Rule 144(k) under the Securities Act or any other rule of similar effect;

(c) furnish to each Subscriber (and to each underwriter, if any, of such Shares), at least one conformed copy of the Registration Statement and any post-effective amendment thereto, including financial statements (but excluding all schedules, all documents incorporated or deemed incorporated therein by reference and all exhibits);

(d) furnish to the Subscribers with respect to the Shares registered under the Registration Statement (and to each underwriter, if any, of such Shares) such reasonable number of copies of prospectuses and any amendments or supplements thereto as each Subscriber may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares by the Subscribers; provided, however, that the obligation of the Company to deliver copies of prospectuses to any Subscriber shall be subject to the receipt by the Company of reasonable assurances from the Subscriber (which assurances are deemed received upon execution of this Agreement by such Subscriber) that the Subscriber will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such prospectuses;

(e) file documents required of the Company for blue sky clearance in jurisdictions within the United States as the Subscribers reasonably request in writing; provided, however, that the Company shall not be required to qualify generally to do business or take any action which would subject it to general service of process or taxation in any jurisdiction which it is not so subject; and

(f) bear all expenses in connection with the preparation and filing of the Registration Statement and the procedures in paragraphs (a) through (e) of this Section 1.1 and the registration of the Shares pursuant to the Registration Statement, other than fees and expenses, if any, of counsel or other advisers to the Subscribers or underwriting discounts, brokerage fees, commissions and stock transfer taxes incurred by, or applicable to, any Subscriber.

1.2 Transfer of Shares After Registration.

(a) Each Subscriber agrees that it will not effect any disposition of the Shares that would constitute a sale within the meaning of the Securities Act, except as contemplated in the Registration Statement referred to in Section 1.1, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Subscriber or its plan of distribution. In addition, the Company may require any Subscriber promptly to furnish in writing to the Company such information regarding the intended methods of distribution of the Shares as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration including, without limitation, all such information as may be requested by the SEC or the National Association of Securities Dealers, Inc. The Company may refuse to proceed with the registration of such Subscriber’s Shares if such Subscriber unreasonably fails to furnish such information within a reasonable time after receiving such request. The Company, upon the reasonable request of a Subscriber, will meet with the Subscriber or a representative thereof at the Company’s headquarters to discuss information relevant for disclosure in the Registration Statement subject to appropriate confidentiality limitations.

(b) Each Subscriber hereby covenants with the Company not to make any sale of the Shares without satisfying the prospectus delivery requirement under the Securities Act. Each Subscriber further agrees that, in the case of Shares transferred through a broker, such Shares are not transferable on the books of the Company unless the certificate submitted to the transfer agent evidencing the Shares is accompanied by a separate notice of transfer in the form of Appendix I hereto, executed by a broker designated by the Subscriber. Each Subscriber acknowledges that there may occasionally be times when the Company must suspend the use of the prospectus forming a part of the Registration Statement until such time as a supplement to the prospectus has been filed with the SEC or an amendment to the Registration Statement has been filed by the Company and declared effective by the SEC, or until such time as the Company has filed an appropriate report with the SEC pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”). The Subscriber hereby covenants that it will not sell any Shares pursuant to said prospectus during the period commencing at the time at which the Company gives the Subscriber written notice of the suspension of the use of said prospectus and ending at the time the Company gives the Subscriber written notice that the Subscriber may thereafter effect sales pursuant to said prospectus. Each Subscriber further covenants to notify the Company promptly of the sale of any of its Shares.

1.3 Indemnification. For the purpose of this Section 1.3, the term “Registration Statement” shall include any final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 1.1.

(a) The Company agrees to indemnify and hold harmless each of the Subscribers, their respective officers, directors, employees and agents and each person, if any, who controls any Subscriber within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Subscriber Indemnified Persons”), against any losses, claims, damages, liabilities or expenses, joint or several, to which such Subscriber or Subscriber Indemnified Person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A of the Rules and Regulations, or the prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required (the “Prospectus”), or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them, in light of the circumstances under which they were made, not misleading, and will reimburse each Subscriber or such Subscriber Indemnified Person for any legal and other expenses as such expenses are reasonably incurred by such Subscriber or such Subscriber Indemnified Person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Subscriber expressly for use therein, or (ii) the failure of any Subscriber to comply with the covenants and agreements contained in Section 1.2 hereof respecting sale of the Shares, or (iii) any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to any Subscriber prior to the pertinent sale or sales by the Subscriber.

(b) Each Subscriber will severally and not jointly indemnify and hold harmless the Company, each of its directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Company Indemnified Persons”), against any losses, claims, damages, liabilities or expenses to which the Company or such Company Indemnified Person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Subscriber) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure by such Subscriber to comply with the covenants and agreements contained in Section 1.2 hereof respecting the sale of the Shares or (ii) any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Subscriber expressly for use therein, and will reimburse the Company or such Company Indemnified Person for any legal and other expense reasonably incurred by the Company or such Company Indemnified Person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.

(c) Promptly after receipt by an indemnified party under this Section 1.3 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 1.3, promptly notify the indemnifying party in writing thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 1.3 or to the extent it has not been materially prejudiced as a result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party which, if the indemnifying party and the indemnified party were represented by the same counsel, could materially prejudice the prosecution of defenses or actions available to the indemnified party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 1.3 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by such indemnifying party, representing the indemnified parties who are parties to such action) or (ii) the indemnified party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

(d) If the indemnification provided for in this Section 1.3 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs (a), (b) or (c) of this Section 1.3 in respect to any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Subscriber from the issuance of Preferred Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but the relative fault of the Company and the Subscriber in connection with the statements or omissions or inaccuracies in the Registration Statement, the Prospectus or any amendment or supplement thereto which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The respective relative benefits received by the Company on the one hand and each Subscriber on the other shall be deemed to be in the same proportion as the amount paid by such Subscriber to the Company pursuant to this Agreement for the Shares purchased by such Subscriber that were sold pursuant to the Registration Statement bears to the difference (the “Difference”) between the amount such Subscriber paid for the Shares that were sold pursuant to the Registration Statement and the amount received by such Subscriber from such sale. The relative fault of such selling Subscriber and the Company shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Subscriber and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in paragraph (c) of this Section 1.3, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in paragraph (c) of this Section 1.3 with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this paragraph (d); provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under paragraph (c) for purposes of indemnification. The Company and each Subscriber agree that it would not be just and equitable if contribution pursuant to this Section 1.3 were determined solely by pro rata allocation (even if the Subscribers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 1.3, no Subscriber shall be required to contribute any amount in excess of the amount by which the Difference exceeds the amount of any damages that such Subscriber has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Subscribers’ obligations to contribute pursuant to this Section 1.3 are several and not joint.

1.4 Termination of Conditions and Obligations. The conditions precedent imposed by this Section 1 upon the transferability of the Shares shall cease and terminate as to any particular number of the Shares upon the passage of twenty-four months from the effective date of the Registration Statement covering such Shares or at such time as an opinion of counsel satisfactory in form and substance to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

1.5 Information from Subscribers. Each Subscriber will as expeditiously as possible (i) notify the Company of the occurrence of any event that makes any statement made in the Registration Statement or the related prospectus regarding such Subscriber untrue in any material respect or that requires the making of any changes in the Registration Statement or the related prospectus so that, in such regard, it will not contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statement not misleading and (ii) provide the Company with such information as may be required to enable the Company to prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related prospectus.

SECTION 2. Liquidated Damages. If the Registration Statement has not been declared effective by the SEC on or prior to the 90th day after the Effective Date of the Amended Plan (a “Registration Default”), the Company agrees to pay liquidated damages to each holder of Preferred Shares purchased pursuant to the Commitment Agreement for each day that the Registration Default continues at the annual rate of thirty cents ($.30) per share. All accrued liquidated damages shall be paid to such holders of Preferred Shares by the Company on the last day of each month during which a Registration Default occurs. Following the cure of all Registration Defaults with respect to any particular Preferred Shares, the accrual of liquidated damages with respect to such Preferred Shares will cease.

SECTION 3. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, or when delivered by nationally recognized overnight express courier postage prepaid or delivered by facsimile transmission during standard business hours (from 8:00 a.m. to 6:00 p.m.), and shall be deemed given when so mailed or so delivered as addressed as follows:

If to the Company:

Oglebay Norton Company

North Point Tower, 15th Floor

1001 Lakeside Avenue

Cleveland, Ohio 44114-1151

Phone: (216) 861-3300

Fax: (216) 861-2863

Attention: Chief Financial Officer

With a copy to:

Jones Day

North Point

901 Lakeside Avenue

Cleveland, Ohio 44114

Phone: (216) 586-3939

Fax: (216) 579-0212

Attention: David P. Porter

or to such other person at such other place as the Company shall designate to the Subscriber in writing; and

(a) if to a Subscriber, at its address as set forth at the end of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

SECTION 4. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Subscribers representing two-thirds of the aggregate Shares outstanding at the time such amendment or modification is entered into.

SECTION 5. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

SECTION 6. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

SECTION 7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflict of laws thereof, and the federal law of the United States of America.

SECTION 8. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

OGLEBAY NORTON COMPANY

By:	/s/ JULIE A. BOLAND
Name:	Julie A. Boland
Title:	Vice President, Chief Financial Officer and Treasurer

NOTEHOLDERS:

Airlie Opportunity Master Fund, LTD.

By:	/S/ ADAM GOODFRIEND
Name:	Adam Goodfriend
Title:	Managing Director

Address: c/o Airlie Opportunity Fund, L.P. 115 East Putnam Avenue Greenwich, CT 06830 Fax: (203) 661-0479

Ronald Altman

By:	/S/ RONALD ALTMAN

Address: c/o Ingalls & Snyder LLC 61 Broadway New York, NY 10006 Fax: (212) 269-4177

Berlin Capital Growth, L.P.

By: Berlin Financial, Ltd., its general partner

By:	/S/ THOMAS G. BERLIN
Name:	Thomas G. Berlin
Title:	Managing Member

Address: 1325 Carnegie Avenue, Third Floor Cleveland, Ohio 44115 Fax: (216) 623-1787

Blythefield Farms LLC

By:	/s/ KENNETH J. FOOTE
Name:	Kenneth J. Foote
Title:	Manager

Address:
c/o Ingalls & Snyder LLC
61 Broadway
New York, NY 10006
Fax: (212) 269-4177

H. Sheppard Boone

By:	/s/ H. SHEPPARD BOONE

Address:
c/o Ingalls & Snyder LLC
61 Broadway
New York, NY 10006
Fax: (212) 269-4177

Thomas Boucher

By:	/s/ THOMAS BOUCHER

Address:
c/o Ingalls & Snyder LLC
61 Broadway
New York, NY 10006
Fax: (212) 269-4177

CFG Trust

By:	/s/ CHERYL F. GROENENDYKE
Name:	Cheryl F. Groenendyke
Title:	Trustee

Address:
c/o Ingalls & Snyder LLC
61 Broadway
New York, NY 10006
Fax: (212) 269-4177

Connecticut General Life Insurance

By:	/s/ LEON MEYERS
Name:	Leon Meyers
Title:	Investment Manager

Address:
c/o Ingalls & Snyder LLC
61 Broadway
New York, NY 10006
Fax: (212) 269-4177

Thomas DiTosto

By:	/s/ THOMAS DITOSTO

Address:
c/o Ingalls & Snyder LLC
61 Broadway
New York, NY 10006
Fax: (212) 269-4177

John Dougherty

By:	/s/ JOHN DOUGHERTY

Address: c/o Ingalls & Snyder LLC 61 Broadway New York, NY 10006 Fax: (212) 269-4177

Shannah Ferguson

By:	/s/ SHANNAH FERGUSON

Address: c/o Ingalls & Snyder LLC 61 Broadway New York, NY 10006 Fax: (212) 269-4177

Lynn Foote

By:	/s/ LYNN FOOTE

Address: c/o Ingalls & Snyder LLC 61 Broadway New York, NY 10006 Fax: (212) 269-4177

Kenneth J. Foote IRA

By:	/s/ KENNETH J. FOOTE
Name:	Kenneth J. Foote

Address: c/o Ingalls & Snyder LLC 61 Broadway New York, NY 10006 Fax: (212) 269-4177

Theresa M. Foote

By:	/s/ THERESA M. FOOTE

Address: c/o Ingalls & Snyder LLC 61 Broadway New York, NY 10006 Fax: (212) 269-4177

Richard Groenendyke

By:	/s/ RICHARD GROENENDYKE

Address: c/o Ingalls & Snyder LLC 61 Broadway New York, NY 10006 Fax: (212) 269-4177

Heritage Mark Foundation

By:	/s/ KENNETH J. FOOTE
Name:	Kenneth J. Foote
Title:	Trustee

Address: c/o Ingalls & Snyder LLC 61 Broadway New York, NY 10006 Fax: (212) 269-4177

Ingalls & Snyder Value Partners, L.P.

By:	/s/ THOMAS BOUCHER
Name:	Thomas Boucher
Title:	General Partner

Address: c/o Ingalls & Snyder LLC 61 Broadway New York, NY 10006 Fax: (212) 269-4177

Adam Janovic

By:	/s/ ADAM JANOVIC

Address: c/o Ingalls & Snyder LLC 61 Broadway New York, NY 10006 Fax: (212) 269-4177

Evan Janovic

By:	/s/ ADAM JANOVIC
Title:	Attorney-in-Fact

Address: c/o Ingalls & Snyder LLC 61 Broadway New York, NY 10006 Fax: (212) 269-4177

Neil Janovic

By:	/s/ NEIL JANOVIC

Address: c/o Ingalls & Snyder LLC 61 Broadway New York, NY 10006 Fax: (212) 269-4177

Ramer 1990 Living Trust

By:	/s/ LAWRENCE RAMER
Name:	Lawrence Ramer
Title:	Trustee

Address: c/o Ingalls & Snyder LLC 61 Broadway New York, NY 10006 Fax: (212) 269-4177

Bradford Shingleton Trust

By:	/s/ BRAD SHINGLETON
Name:	Brad Shingleton
Title:	Trustee

Address: c/o Ingalls & Snyder LLC 61 Broadway New York, NY 10006 Fax: (212) 269-4177

Elizabeth A. Shingleton Trust

By:	/s/ SHIRLEY A. FOOTE
Name:	Shirley A. Foote
Title:	Trustee

Address: c/o Ingalls & Snyder LLC 61 Broadway New York, NY 10006 Fax: (212) 269-4177

Jennifer C. Shingleton Trust

By:	/s/ SHIRLEY A. FOOTE
Name:	Shirley A. Foote
Title:	Trustee

Address: c/o Ingalls & Snyder LLC 61 Broadway New York, NY 10006 Fax: (212) 269-4177

Kenneth P. Singleton

By:	/s/ KENNETH P. SINGLETON

Address: c/o Ingalls & Snyder LLC 61 Broadway New York, NY 10006 Fax: (212) 269-4177

Rebecca M. Shingleton Trust

By:	/s/ SHIRLEY A. FOOTE
Name:	Shirley A. Foote
Title:	Trustee

Address: c/o Ingalls & Snyder LLC 61 Broadway New York, NY 10006 Fax: (212) 269-4177

Christopher R. Siege

By:	/s/ CHRISTOPHER R. SIEGE

Address: c/o Ingalls & Snyder LLC 61 Broadway New York, NY 10006 Fax: (212) 269-4177

Elizabeth Shuldiner Revocable Trust

By:	/s/ DAVID SHULDINER
Title:	Trustee

Address: c/o Ingalls & Snyder LLC 61 Broadway New York, NY 10006 Fax: (212) 269-4177

Martin L. Solomon

By:	/s/ MARTIN L. SOLOMON

Address: c/o Ingalls & Snyder LLC 61 Broadway New York, NY 10006 Fax: (212) 269-4177

Steadfast LLC

By:	/s/ STEVEN M. FOOTE
Name:	Steven M. Foote
Title:	Manager

Address: c/o Ingalls & Snyder LLC 61 Broadway New York, NY 10006 Fax: (212) 269-4177

Abigail Foote Thomas Trust

By:	/s/ SHIRLEY A. FOOTE
Name:	Shirley A. Foote
Title:	Trustee

Address: c/o Ingalls & Snyder LLC 61 Broadway New York, NY 10006 Fax: (212) 269-4177

William Robert Thomas Trust

By:	/s/ SHIRLEY A. FOOTE
Name:	Shirley A. Foote
Title:	Trustee

Address: c/o Ingalls & Snyder LLC 61 Broadway New York, NY 10006 Fax: (212) 269-4177

WCI Steel, Inc. Defined Pension Benefit Plan

By:	Banc One High Yield Partners, LLC

By:	/s/ JAMES P. SHANAHAN, JR.
Name:	James P. Shanahan, Jr.
Title:	Manager

Address: c/o Banc One High Yield Partners, LLC 8044 Montgomery Rd. Suite 555 Cincinnati, OH 45236 Fax: (513) 985-3217

Legacy Aggressive High Yield Fund

By:	Pacholder Associates, Inc.

By:	/s/ JAMES P. SHANAHAN, JR.
Name:	James P. Shanahan, Jr.
Title:	Managing Director and General Counsel

Address: c/o Banc One High Yield Partners, LLC 8044 Montgomery Rd. Suite 555 Cincinnati, OH 45236 Fax: (513) 985-3217

Southern UTE Permanent Fund

By:	Banc One High Yield Partners, LLC

By:	/s/ JAMES P. SHANAHAN, JR.
Name:	James P. Shanahan, Jr.
Title:	Manager

Address: c/o Banc One High Yield Partners, LLC 8044 Montgomery Rd. Suite 555 Cincinnati, OH 45236 Fax: (513) 985-3217

Pacholder High Yield Fund, Inc.

By:	Pacholder & Company LLC

By:	/s/ JAMES P. SHANAHAN, JR.
Name:	James P. Shanahan, Jr.
Title:	Manager

Address: c/o Banc One High Yield Partners, LLC 8044 Montgomery Rd. Suite 555 Cincinnati, OH 45236 Fax: (513) 985-3217

One Group Income Bond Fund

By:	Banc One High Yield Partners, LLC

By:	/s/ JAMES P. SHANAHAN, JR.
Name:	James P. Shanahan, Jr.
Title:	Manager

Address:
c/o Banc One High Yield Partners, LLC
8044 Montgomery Rd.
Suite 555
Cincinnati, OH 45236
Fax: (513) 985-3217

One Group High Yield Bond Fund

By:	Banc One High Yield Partners, LLC

By:	/s/ JAMES P. SHANAHAN, JR.
Name:	James P. Shanahan, Jr.
Title:	Manager

Address:
c/o Banc One High Yield Partners, LLC
8044 Montgomery Rd.
Suite 555
Cincinnati, OH 45236
Fax: (513) 985-3217

THIRD PARTY INVESTORS

Robert T. Clutterbuck Trust

By:	/s/ ROBERT T. CLUTTERBUCK
Name:	Robert T. Clutterbuck
Title:	Trustee

Address:
Kensington Oval
Rocky River, OH 44116
Fax: (440) 356-5259

Fledgling Associates LLC

By:	/s/ EDWARD STERN
Name:	Edward Stern
Title:	Manager

Address:
c/o Ingalls & Snyder LLC
61 Broadway
New York, NY 10006
Fax: (212) 269-4177

Gator Investment Company

By:	/s/ ADAM JANOVIC
Name:	Adam Janovic
Title:	Member

Address:
c/o Ingalls & Snyder LLC
61 Broadway
New York, NY 10006
Fax: (212) 269-4177

Robert L. Gipson IRA

By:	/s/ ROBERT L. GIPSON IRA

Address: c/o Ingalls & Snyder LLC 61 Broadway New York, NY 10006 Fax: (212) 269-4177

Thomas L. Gipson IRA

By:	/s/ THOMAS L. GIPSON IRA

Address: c/o Ingalls & Snyder LLC 61 Broadway New York, NY 10006 Fax: (212) 269-4177

J George Investments LLC

By:	Berlin Financial, Ltd., its investment advisor

By:	/s/ THOMAS G. BERLIN
Name:	Thomas G. Berlin
Title:	Managing Member

Address: 1325 Carnegie Avenue, Third Floor Cleveland, Ohio 44115 Fax: (216) 623-1787

Nikolaos Monoyios IRA

By:	/s/ NIKOLAOS MONOYIOS IRA

Address: c/o Ingalls & Snyder LLC 61 Broadway New York, NY 10006 Fax: (212) 269-4177

Brad Shingleton

By:	/s/ BRAD SHINGLETON

Address: c/o Ingalls & Snyder LLC 61 Broadway New York, NY 10006 Fax: (212) 269-4177

John Stein

By:	/s/ JOHN STEIN

Address: 507 Carew Tower Cincinnati, OH 45202 Fax: (513) 241-1026

Steven N. Stein

By:	/s/ STEVEN N. STEIN

Address: 507 Carew Tower Cincinnati, OH 45202 Fax: (513) 241-1026

Stifel Nicolaus & Company, Incorporated

By:	/s/ RONALD J. KRUSZEWSKI
Name:	Ronald J. Kruszewski
Title:	Chairman and Chief Executive Officer

Address:
501 N. Broadway
St. Louis, MO 63102
Fax: (314) 342-2115

APPENDIX I

BROKER’S NOTICE OF TRANSFER OF SECURITIES PURSUANT TO REGISTRATION STATEMENT

Oglebay Norton Company

North Point Tower, 15th Floor

1001 Lakeside Avenue

Cleveland, Ohio 44114-1151

Re:	Oglebay Norton Company (the “Company”)

Ladies and Gentlemen:

Please be advised that                                               has transferred                              shares (the “Shares”) of Series A Convertible Preferred Stock on                      (date), pursuant to the Registration Statement on Form S-1 (File No. 333-             ) filed by the Company:

We hereby certify that the prospectus delivery requirements, if any, of the Securities Act of 1933, as amended, have been satisfied with respect to the transfer described above and that the above-named beneficial owner of the Shares is named as a selling stockholder in the Prospectus dated                                      or in amendments or supplements thereto, and that the aggregate number of Shares transferred are [a portion of] the Series A Convertible Preferred Stock listed in such owner’s name.

Dated:

Very truly yours,

Name:
Title: